CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting a part of this Amendment to the Registration Statement on Form S-1 of our report dated April 21, 2008 relating to the financial statements of Human Life Science Holding Corp. (the “Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern.

KCCW Accountancy Corp

Walnut, California

May 30, 2008